Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Auxilium Pharmaceuticals, Inc.:

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 14, 2006 relating to the financial statements, which appear in Auxilium Pharmaceuticals, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2005. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Philadelphia, PA

April 21, 2006